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                                                                 EXHIBIT 12.11

SUPPLEMENTAL SCHEDULE - CALCULATION OF RATIO OF EARNINGS TO FIXED CHARGES NOONEY INCOME FUND II
RATIO OF EARNINGS TO FIXED CHARGES:


                                                                                                            6 Months    6 Months
                                                                                                             Ended       Ended
                                                   Year End.  Year End.  Year End.   Year End.   Year End.  June 30,    June 30,
                                                     1995       1996        1997      1998         1999       1999       2000
                                                 ----------------------------------------------------------------------------------
Earnings:
  Pretax income (loss)                             $   210    $    84    $    64     $   364     $  65      $ (97)      $  349

Fixed Charges:
  Interest expense                                       1        614        596         584       554        269          301
  Interest factor of rental expense                     --         --         --          --        --         --           --
                                                 ----------------------------------------------------------------------------------
             Total fixed charges                         1        614        596         584       554        269          301
                                                 ----------------------------------------------------------------------------------
             Total earnings                            211        698        660         948       619        172          650

             Total fixed charges                         1        614        596         584       554        269          301
                                                 ----------------------------------------------------------------------------------
Ratio of earnings to fixed charges                  211.00       1.14       1.11        1.62      1.12       0.64         2.16
                                                 ----------------------------------------------------------------------------------
  Deficiency to cover fixed charges                     --         --         --          --         --        97           --